UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008 (November 12, 2008)

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 13, 2008, iPCS, Inc. (the “Company”) announced that, on November 12, 2008, the Supreme Court of Illinois, upon reconsideration of its earlier ruling, again denied Sprint’s petition for leave to appeal a ruling by the Appellate Court of Illinois issued in March of 2008.  The Appellate Court ruling unanimously upheld the 2006 ruling of the Circuit Court of Cook County of Illinois that requires Sprint to cease owning, operating, and managing the Nextel wireless network in iPCS Wireless’s territory. In its ruling, the Illinois Supreme Court ordered that the original 180-day period within which Sprint was required to cease owning, operating, and managing the Nextel wireless network in iPCS Wireless’s territory be changed to 360 days.  The Court also modified the order to permit Sprint to seek a further extension of such period for good cause, considering hardships imposed on iPCS Wireless due to any such additional extension.

A copy of the Company’s press release of November 13, 2008 containing this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

99.1	Press Release by iPCS, Inc., dated November 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: November 13, 2008
	By:	/s/ Brian J. O’Neil
	Name:	Brian J. O’Neil
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

99.1	Press Release by iPCS, Inc., dated November 13, 2008.